Exhibit 10.193

BRGF

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) is hereby made as of December 9, 2014 by and among BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company (the “Company”), BR Berry Hill Managing Member, LLC, a Delaware limited liability company (“Bluerock”), and BR Berry Hill Managing Member II, LLC a Delaware limited liability company (“BR Newco”), and Bluerock Growth Fund, LLC, a Delaware limited liability company (“BRGF” and, together with Bluerock, and BR Newco, the “Members”).

WITNESSETH

WHEREAS, the Members are parties to that certain Operating Agreement of the Company, dated as of October 18, 2012 (as amended, the “Operating Agreement”);

WHEREAS, effective as of December 9, 2014, Bluerock assigned a 20.0% Interest in the Company to BR Newco as a contribution to the capital of BR Newco as permitted by Section 12.02(b)(i) of the Operating Agreement, and BR Newco has been admitted as a Member of the Company;

WHEREAS, the Company owns the real property commonly known as 23Hundred, located in the City of Berry Hill, Davidson County, Tennessee, and legally described on Exhibit A attached hereto (the “Property”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company has agreed to redeem one hundred percent (100%) of Stonehenge 23Hundred JV Member, LLC's Interest in the Company in exchange for the transfer of a direct fee ownership interest in the Property to SH 23Hundred TIC, LLC, a Tennessee limited liability company and wholly owned subsidiary of Stonehenge 23Hundred JV Member, LLC (“Stonehenge”), and in connection with such redemption Stonehenge will cease to be a member of the Company;

WHEREAS, the Company desires to redeem one hundred percent (100%) of BRGF's Interest in the Company (the “Redeemed Interest”), in exchange for the transfer of a direct fee ownership interest in the Property to the BRGF SPE (as defined below), which is wholly owned by BRGF, and in connection with such redemption BRGF will cease to be a member of the Company (the “Redemption”);

WHEREAS, the Members have approved the Redemption of the Redeemed Interest by the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (collectively, the “Parties”) agree as follows:

1.             Redemption of Redeemed Interest. Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Date, as defined below:

a.	BRGF hereby assigns, grants, sells, conveys, transfers and sets over all of the Redeemed Interest, to the Company, together with all rights, title, benefits and interest of BRGF in and to the Redeemed Interest effective as of December 9, 2014 (the “Effective Date”), all in accordance with the provisions set forth in this Agreement; and

b.	The Company hereby accepts such assignment, transfer, and conveyance of the Redeemed Interest and assumes those liabilities, obligations and responsibilities, if any, attributable to the Redeemed Interest that shall arise upon or after the Effective Date.

c.	Bluerock specifically agrees and acknowledges that (a) as of the date hereof, BRGF has no outstanding obligations as a member or manager of the Company (including, without limitation, obligations to fund any capital contributions under the Operating Agreement), and (b) from and after the date hereof, BRGF shall have no further obligations, financial or otherwise, as a member or manager of the Company (except as to third-party claims pursuant to Section 2(b) hereof).

d.	As consideration for the assignment, transfer, and conveyance of the Redeemed Interest by BRGF to the Company, the Company shall grant, transfer and convey to BGF 23Hundred, LLC, a Delaware limited liability company and wholly owned subsidiary of BRGF (the “BRGF SPE”), as of the Effective Date, an undivided 22.9330 percent (22.9330%) interest as a tenant-in-common in the Property (the “TIC Interest”), pursuant to a deed, in the form attached hereto as Exhibit B, various other applicable conveyance documents and as set forth in more detail in that certain Tenant in Common Agreement, dated as of even date herewith, and attached hereto as Exhibit C (the “TIC Agreement”); provided , however, that the TIC Interest shall remain subject to any mortgages, deeds of trust, liens, loans or other encumbrances that encumber the Property as of the Effective Date, including but not limited to those liens created in connection with that certain loan in the original principal amount of $23,569,000.00, made October 18, 2012 by Fifth Third Bank (the “Lender”) in favor of 23Hundred, LLC, a Delaware limited liability company (“23Hundred”) (the “Existing Loan”), which Existing Loan will be assumed, on a joint and several basis, by BRGF SPE concurrent with the transfer of the TIC Interest to BRGF SPE. The Parties acknowledge that, to the extent required, the consent of the holder of the Existing Loan to the Redemption and the transfer of the TIC Interest has been obtained by the Company. The aforesaid conveyance shall be deemed full satisfaction and full consideration for the Redeemed Interest.

2.	Release and Indemnification.

a.	For value received, BRGF, for itself and for each and all of its Successors-in- Interest (as defined in Section 2(e) below), forever releases the Company and each of the other Members, and relinquishes any right, title or interest in and to the Company, any limited liability company interest, membership interest, percentage interest or other interest or right in respect of the Company, any right to any capital account, return of capital or other capital or investment with respect to the Company, any distributions of cash or property of whatsoever nature from the Company or otherwise related thereto, other property rights, and/or any other income, revenue, benefit or privilege of whatsoever nature from the Company or otherwise relating thereto; provided , however, the Company shall not be released from any obligations or liabilities to BRGF or its affiliates (i) pursuant to the certificate of formation of the Company or the Operating Agreement solely limited to the indemnification of a manager or member of the Company as to matters arising out of the Company's acts or omissions occurring prior to the Effective Date, (ii) pursuant to the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (iii) as provided under this Agreement.

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b.	For value received, to the fullest extent permitted by law, the Company, for itself and for each and all of its Successors-in-Interest, hereby and forever releases and discharges BRGF and agrees to indemnify and hold harmless BRGF and each and all of its Successors-in-Interest from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed, presently exist or may exist, relating to the Company or its activities, assets, liabilities, or any obligations that BRGF may have to the Company or the other Members under the terms of the Operating Agreement; provided , however, BRGF shall not be released or indemnified from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, that result from third party claims arising prior to the Effective Date (including, without limitation, any taxes due and owing to any taxing authority), which shall be governed and controlled exclusively by the Operating Agreement.

c.	Subject to the provisions of this Section 2, from and after the Effective Date, to the fullest extent permitted by law, BRGF shall defend, indemnify, protect, and hold harmless, the Company and each of the other Members and their respective Successors-in-Interest, against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to, (i) any failure to perform or comply in any material respect with BRGF' s covenants or obligations contained in this Agreement or the BRGF SPE's covenants or obligations under the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (ii) a breach of any of the representations or warranties of BRGF contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of the Company.

d.	Subject to the provisions of this Section 2 (including without limitation Section 2(c)), to the fullest extent permitted by law, from and after the Effective Date, the Company shall defend, indemnify, protect, and hold harmless BRGF and each and all of its Successors-in-Interest against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to, (i) any failure to perform or comply in any material respect with the Company's covenants or obligations contained in this Agreement or the Company's covenants or obligations under the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (ii) a breach of any of the representations or warranties of the Company contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of BRGF.

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e.	For purposes of this Agreement, the term “Successors-in-Interest” shall mean, with respect to a person, such person's present, past and future successors, assigns, affiliates, licensees, transferees, principals, agents, members, partners, associates, employees, representatives, attorneys, insurers, beneficiaries, legal representatives, decedents, dependents, heirs, executors or administrators.

3.	Acknowledgment; New Manager; Amendment of Company Name.

a.	By its execution hereof, BRGF confirms that it has, as of the Effective Date, withdrawn and ceased to be a Member of the Company, and that BRGF's representatives to the Management Committee as appointed pursuant to Section 5.03.2 of the Operating Agreement, as of the Effective Date, resigned their respective positions as representatives to the Management Committee. The other Members and the Company accept and acknowledge the withdrawal and cessation of BRGF as a Member as of the Effective Date.

b.	The other Members and the Company hereby appoint Bluerock as the Manager of the Company effective immediately after the Effective Date for all purposes under the Operating Agreement.

c.	The other Members and the Company covenant and agree that immediately following the Effective Date, (i) the name of the Company shall be amended and all corporate filings shall be filed with the appropriate governmental authorities to eliminate any reference to “Stonehenge” or any derivation thereof, and (ii) the Operating Agreement shall be amended to reflect that BRGF is no longer a member of the Company.

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4.	Tax Matters.

a.	The distributive share of the Company's income, gain, loss, and deduction with respect to the Redeemed Interest for the taxable year of the Company that includes the Effective Date shall be determined based upon an interim closing of the Company's books as of the close of business on the Effective Date.

b.	Except as otherwise prohibited by applicable law, the Parties shall each file all required federal, state and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 4. In the event a party does not comply with the preceding sentence, the non- complying party, to the fullest extent permitted by law, shall indemnify and hold the other parties and each and all of their Successors-in-Interest wholly and completely harmless from all cost, liability and damage that such other parties may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees and other expenses) to the extent that such costs, liabilities and damages exceed the amount of the same that such other parties would have incurred pursuant to the terms of the Operating Agreement as a consequence of such failure to comply.

c.	The Parties shall cooperate to make all necessary reports and file all necessary tax returns, in connection with the Redemption substantially in accordance with the agreements relating to tax matters attached hereto as Exhibit D.

5.            Property Management and Development. In connection with the transfer of the TIC Interest, BRGF SPE has assumed, on a joint and several basis with the Company, (i) the rights and obligations of the owner of the Property under the existing Management Agreement (as amended and assigned contemporaneously herewith, the “Property Management Agreement”) with Matrix Residential, LLC, a Georgia limited liability company, and (ii) the rights and obligations of the owner of the Property under the existing Development Agreement (as amended and assigned contemporaneously herewith, the “Development Agreement”) with Stonehenge Real Estate Group, LLC, a Georgia limited liability company. BRGF SPE and the Company agree to execute any reasonably necessary amendments to the Property Management Agreement and the Development Agreement as may be requested by any of the parties thereto, to reflect the transfer of the TIC Interest and the assumption of the Property Management Agreement and the Development Agreement by BRGF SPE.

6.	Representations and Warranties.

a.	BRGF hereby represents and warrants to the Company as follows: (a) BRGF is the sole owner of the Redeemed Interest; (b) the Redeemed Interest is free and clear of any and all liens, claims and encumbrances of any nature, (c) BRGF has full power and authority to transfer said Redeemed Interest and to perform its obligations under this Agreement and (d) this Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of BRGF, enforceable against BRGF in accordance with its terms. Notwithstanding the provisions of this Section 6(a), BRGF makes no representation or warranty to the Company or any other person relating to the Company's right to cause the transfer of the TIC Interest in redemption of the Redeemed Interest without the prior consent of any lender holding a security interest in the Property (including the holder of the Existing Loan) or the other Members' limited liability company interests.

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b.	The Company represents and warrants to BRGF that the Company has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company is not required to obtain any consent that has not been obtained from any person or entity in connection with the execution and delivery of this Agreement, the consummation or performance of any of the transactions contemplated hereby, or the purchase of the Redeemed Interest.

7.           Consents and Waivers. Each Party hereto hereby (a) consents in all capacities to and approves (i) the transfer of the Redeemed Interest described herein and the withdrawal and cessation of BRGF as a member of the Company, and (ii) each other action effected pursuant to this Agreement, and (b) waives in all capacities any and all rights such party may have as a result of such actions (i) to receive notice of assignment and transfer of the Redeemed Interests or any other action effected pursuant to this Agreement, (ii) to purchase the Redeemed Interests, (iii) to exercise any right of first refusal or other purchase right or option or buy-sell provision arising under or with respect to the Operating Agreement, or (iv) to claim that any action effected pursuant to this Agreement does not comply with the provisions of the Operating Agreement.

8.           Survival of Representations. The representations and warranties described in Section 6 shall survive for the two (2) year period following the Effective Date. All other warranties, representations, covenants and agreements shall survive for the period indicated, or if none, indefinitely.

9.              Costs and Expenses. The Company shall pay, and to the fullest extent permitted by law, shall indemnify and hold BRGF and each and all of its Successors-in-Interest harmless against, all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees, any transfer review and/or assumption fees charged by the Existing Lender, real estate transfer taxes, recording fees, title insurance premiums or similar charges, costs or expenses relating to the transfer of the TIC Interest to BRGF, and such other costs or expenses that are required to be paid by the Company or BRGF as a result of the transfer of the TIC Interest and the transactions described in this Agreement. The foregoing is only intended to include costs and expenses in excess of the costs and expenses which reasonably would have been incurred by BRGF had this Agreement not been entered into. To the extent that any such costs and expenses are not taken into account in calculating the TIC Interest to be conveyed to the BRGF SPE pursuant to this Agreement or otherwise reimbursed by the Company as part of the transfer of the TIC Interest, such costs and expenses shall be payable after the closing of the transfer of the TIC Interest promptly upon receipt by the Company of a written statement from BRGF setting forth in reasonable detail the costs and expenses to be paid pursuant to this Section 9. Subject to the foregoing, each party shall pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

10.             Notices. Any notices or other communications required or permitted hereunder shall be given in writing by registered or certified mail, postage prepaid, and shall be addressed, in the case of BRGF: c/o Bluerock Real Estate, L.L.C, 712 Fifth Avenue, 9th Floor, New York, NY 10016; in the case of Stonehenge: c/o Stonehenge Real Estate Group, LLC, 3200 West End Avenue, Suite 500, Nashville, TN 37203, Attention: Todd Jackovich; and in the case of the Company or any of the other Members: c/o Bluerock Real Estate, L.L.C, 712 Fifth Avenue, 9th Floor, New York, NY 10016. Any notice or other communication so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when received or refused.

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11.            Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Successors-in-Interest, assigns, heirs, executors, administrators, members, managers, agents and representatives of the Parties hereto.

12.            Governing Law; Exclusive Venue; Waiver of Jury Trial.

a.	This Agreement and the transactions contemplated herein, and all disputes between the parties arising out of or related to this Agreement, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

b.	The parties hereby agree not to elect a trial by jury of any issue triable of right by jury, and waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this agreement or any claim, counterclaim or other action arising in connection herewith. This waiver of right to trial by jury is given knowingly and voluntarily by the parties, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each party is hereby authorized to file a copy of this section in any proceeding as conclusive evidence of this waiver by each other party, as applicable.

c.	The parties hereby consent to the jurisdiction of any State or Federal court located within the State of New York, Borough of Manhattan or the State of Tennessee and irrevocably agree that all actions or proceedings arising out of or relating to this agreement shall be litigated in such courts. The parties accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to such venue as being an inconvenient forum.

13.           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

14.          Entire Agreement; Amendment. This Agreement contains the entire understanding of the Parties and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein. This Agreement amends the Operating Agreement with respect to the subject matter of this Agreement. References to “this Agreement” shall include all Exhibits attached hereto and made a part hereof. This Agreement may not be amended except in writing by all of the Parties hereto.

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15.          Counterparts; Signature Pages. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which taken together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart. Signatures transmitted by facsimile or e-mail, through scanned or electronically transmitted .pdf, .jpg or .tif files, shall have the same effect as the delivery of original signatures and shall be binding upon and enforceable against the Parties hereto as if such facsimile or scanned documents were an original executed counterpart. If the Parties exchange signatures by facsimile or electronic means, then the Parties agree to exchange the original signatures as soon thereafter as is reasonably practical.

[Signature pages follow. ]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Time.

BR STONEHENGE 23HUNDRED JV, LLC
a Delaware limited liability company

By:	BR Berry Hill Managing Member, LLC,
a Delaware limited liability company
Its:	Manager

	By:	BEMT Berry Hill, LLC.
a Delaware limited liability company
	Its:	Member and Manager

		By:	Bluerock Residential Holdings. LP,
a Delaware limited partnership
		Its:	Sole Member

			By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation
			Its:	General Partner

				By:	/s/ Michael L. Konig
				Name:	Michael L. Konig
				Its:	Senior Vice President and Chief Operating Officer

[Signature Page to BRGF Redemption Agreement]

BLUEROCK GROWTH FUND, LLC,
a Delaware limited liability company

By:	BR Fund Manager, LLC,
a Delaware limited liability company
Its:	Member and Manager

	By:	/s/ Jordan B. Ruddy
	Name:	Jordan B. Ruddy
	Its:	Authorized Signatory

BR BERRY HILL MANAGING MEMBER, LLC,
a Delaware limited liability company

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member and Manager

	By:	Bluerock Residential Holdings, LP, a Delaware limited partnership
	Its:	Sole Member

		By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation
		Its:	General Partner

			By:	/s/ Michael L. Konig
			Name:	Michael L. Konig
			Its:	Senior Vice President and Chief Operating Officer

BR BERRY HILL MANAGING MEMBER, LLC,
a Delaware: limited liability company

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member and Manager

	By:	Bluerock Residential Holdings, LP, a Delaware limited partnership
	Its:	Sole Member

		By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation
		Its:	General Partner

			By:	/s/ Michael L. Konig
			Name:	Michael L. Konig
			Its:	Senior Vice President and Chief Operating Officer

[Signature Page to BRGF Redemption Agreement]

 Exhibit A

PROPERTY DESCRIPTION

Exhibit B

PROPERTY DEED

Exhibit C

TENANT IN COMMON AGREEMENT

Exhibit D

TAX MATTERS